EXHIBIT 99 (a)



               FORM 11-K INFORMATION FOR THE STOCK PURCHASE PLAN

            FOR EMPLOYEES OF SYSTEMATICS INFORMATION SERVICES, INC.

                               AND ITS AFFILIATES


                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

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                              REQUIRED INFORMATION



     The Stock Purchase Plan for Employees of Systematics
Information Services, Inc. and its Affiliates (the "Plan") is subject to the Employee Retirement Income Security Act of 1974.

     Item 4. In lieu of the requirements of Items 1, 2 and 3 of Form 11-K, the following financial statements of the Plan are being filed as Exhibit 99(a) to this Report:

     1.   Report of Independent Public Accountants

     2. Statements of Net Assets Available for Plan Benefits as of December 31, 1994 and 1993.

     3.   Statements of Changes in Net Assets Available for Plan
          Benefits for the years ended December 31, 1994 and 1993.

     4. Notes to Financial Statements as of December 31, 1994 and 1993.

     The Consent of Independent Public Accountants to the inclusion of the foregoing financial statements herein is being filed as Exhibit 23 to this Report.

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                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
                     SYSTEMATICS INFORMATION SERVICES, INC.
                               AND ITS AFFILIATES

                              FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                         TOGETHER WITH AUDITORS' REPORT

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                    Report of Independent Public Accountants


To the Administrative Committee of the
Stock Purchase Plan for Employees of
Systematics Information Services, Inc.
and its Affiliates:

We have audited the accompanying statements of net assets available for plan benefits of the Stock Purchase Plan for Employees of Systematics Information Services, Inc. and its Affiliates as of December 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Administrative Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

                                             /s/ Arthur Andersen LLP

Little Rock, Arkansas,
  April 7, 1995.
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                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
           SYSTEMATICS INFORMATION SERVICES, INC. AND ITS AFFILIATES

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               AS OF DECEMBER 31


                ASSETS                               1994              1993

Cash                                           $      208       $        91

Investment in common stock of ALLTEL            3,225,424         3,534,981
Corporation, at market value (107,068
and 119,950 shares at a cost of
$2,932,302 and $3,289,097)

Contributions receivable:
 Employee                                         144,255           133,735
 Employer                                          25,442            23,587

Accrued dividend income                            21,384            22,926

   Total assets                                $3,416,713        $3,715,320


LIABILITIES AND NET ASSETS AVAILABLE FOR PLAN BENEFITS

Stock purchases awaiting settlement            $  169,242        $  157,290

Distributions payable to participants           3,090,494         3,456,220

Net assets available for plan benefits            156,977           101,810

   Total liabilities and net assets
   available for plan benefits                 $3,416,713        $3,715,320



    The accompanying notes are an integral part of these financial statements.
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                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
           SYSTEMATICS INFORMATION SERVICES, INC. AND ITS AFFILIATES

                 STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
                               FOR PLAN BENEFITS
                        FOR THE YEARS ENDED DECEMBER 31


              ADDITIONS                             1994              1993

Contributions:
 Employee                                       $3,681,657         $3,004,016
 Employer                                          649,519            530,634

Net appreciation of investments                     94,749             57,257

Dividend income                                     51,299             53,240

                                                 4,477,224          3,645,147


              DEDUCTIONS

Distributions to participants                    4,422,057         3,676,097

Net change                                          55,167           (30,950)

 Net assets available for plan
 benefits, beginning of year                       101,810           132,760

 Net assets available for plan
 benefits, end of year                          $  156,977        $  101,810



    The accompanying notes are an integral part of these financial statements.
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                      STOCK PURCHASE PLAN FOR EMPLOYEES OF
           SYSTEMATICS INFORMATION SERVICES, INC. AND ITS AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

1.PLAN DESCRIPTION

  The Stock Purchase Plan for Employees of Systematics Information Services, Inc. and its Affiliates, (the "Plan") was established by Systematics Information Services, Inc. (the "Company") on June 18, 1991 to allow the Company's employees to acquire ALLTEL Corporation common stock. The Plan will automatically terminate on June 18, 1996.

  All full time employees are eligible to participate in the Plan. Participants' contributions to the Plan may be made in $5 increments per pay period with a minimum of $5 per pay period or $10 per month, but may not exceed 10% of compensation for that pay period, 5% of total compensation for the year or $25,000 in any single year. The Company will contribute an amount equal to 15% of the purchase price so that the effective price to the employee is 85% of the prevailing market price.

  Shares are purchased on the open market at the prevailing price on the 15th and last business day of each month. Participant and Company contributions are allocated to the participants' individual accounts and are fully and immediately vested at the time of allocation. Distributions of stock will be made for any participant account which has 25 shares or greater on June 30 and for all participants on December 31 for each full share allocated to their individual accounts. Stock and uninvested funds will be distributed to any participating employee upon voluntary withdrawal, termination or death.

  Dividends received on shares registered in the name of the trustee are allocated to participating employees based upon shares allocated to each participant.

  On January 19, 1995, the Company announced its name change to ALLTEL Information Services, Inc., effective February 15, 1995.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investment Transactions

  Purchases and sales of securities are reflected on a trade date basis.

  The investment in ALLTEL Corporation common stock is stated at market value as determined by the last reported sales price on the last business day of the Plan year.
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  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  In accordance with the policy of stating investments at market value, net unrealized appreciation or depreciation for the year is reflected in the statement of changes in net assets available for plan benefits.

  Dividends

  Dividend income is recorded on the ex-dividend date.

  Contributions

  The Plan accrues for contributions in the year the related employee contributions are withheld from the Company's payroll.

  Distributions

  The Plan recognizes distributions based on the date the shares are payable to participants.

3.RELATED PARTIES

  The Company absorbs all costs of the Plan such as trustee fees, accounting, general and administrative costs and is not reimbursed by the Plan.

4.INCOME TAXES

  The Plan conforms with the provisions of Internal Revenue Code Section 423. Accordingly, the Plan is not subject to income taxes. Additionally, the Company's contribution is tax-exempt to the employee if the stock is held for a minimum of two years from the date of grant or a minimum of one year from the date of transfer.
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